UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2020

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On, December 14, 2020, American Financial Group, Inc. (the “Company”) in the ordinary course of business replaced its existing credit agreement (the “2016 Credit Agreement”) by entering into a new credit agreement with the Bank of America, N.A., as Administrative Agent, and several lenders (the “2020 Credit Agreement”).  As of December 14, 2020, there were no outstanding borrowings under the 2016 Credit Agreement.

The 2020 Credit Agreement provides for an unsecured five-year $500 million revolving credit facility. The 2020 Credit Agreement includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the credit facility up to $750 million.  The lenders under the 2020 Credit Agreement have not committed to such increase.

At the election of the Company, the revolving loans will bear interest at a floating rate based on either the base rate or LIBOR.  Interest per annum at the base rate will be equal to the highest of the Federal Funds Rate plus 0.50%, Bank of America’s prime rate and the one-month LIBOR rate plus 1.00%, plus in each case, an applicable margin that may range from 0.0% to 0.875%, based on the Company’s long-term senior unsecured, non-credit enhanced debt rating.  Interest per annum based on LIBOR will equal LIBOR plus an applicable margin that may range from 1.00% to 1.875% based on the Company’s long-term senior unsecured, non-credit enhanced debt rating.  The Credit Agreement also includes provisions relating to the replacement of LIBOR with different floating rates in the event of the discontinuance of LIBOR and other related events.

The Credit Agreement matures in five years and contains customary covenants including financial covenants regarding consolidated net worth and the ratio of consolidated total financing debt to total capitalization and customary events of default, subject to materiality thresholds and grace periods.

This description of the Credit Agreement is qualified in its entirety by the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As provided in Item 1.01 above, contemporaneously with entering into the 2020 Credit Agreement, the 2016 Credit Agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement entered into among American Financial Group, Inc., the Bank of America, N.A., as Administrative Agent, and several lenders.
104	Cover page Interactive Date File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2020	AMERICAN FINANCIAL GROUP, INC.

	By:	/s/	Mark A. Weiss
Mark A. Weiss
Vice President